                                                                       Exhibit I

                                    AGREEMENT


     Pursuant to Rule 13d-1(f)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that only one statement containing the information required by Schedule 13G need be filed with respect to the ownership by each of the undersigned of the shares of Common Stock of Open Market, Inc.


     EXECUTED as a sealed instrument this 11th day of February, 1999.


                                        GREYLOCK EQUITY LIMITED PARTNERSHIP

                                        By: Greylock Equity GP Limited
                                            Partnership General Partner


                                        By: /s/ Henry F. McCance
                                           ------------------------------------
                                           Henry F. McCance
                                           Managing General Partner



                                        GREYLOCK EQUITY GP LIMITED PARTNERSHIP


                                        By: /s/ Henry F. McCance
                                           -------------------------------------
                                        Henry F. McCance
                                        Managing General Partner


                                         /s/ Henry F. McCance
                                        ----------------------------------------
                                        Henry F. McCance


/tmp/pitts.WPF


                               Page 8 of 8 pages